Contact: Thomas M. Ringo President and CEO 360.697.6626 investors@orminc.com

NEWS RELEASE

FOR IMMEDIATE RELEASE
Nasdaq:POPE
POULSBO, Wash.
July 10, 2017

POPE RESOURCES ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

Pope Resources (NASDAQ:POPE) announced today that Chief Financial Officer John D. Lamb is leaving the Partnership effective as of August 11, 2017 to pursue other opportunities. Mr. Lamb has served as the Partnership’s principal financial officer since April 20, 2015. The Partnership will promote Daemon P. Repp to the role of principal financial officer with the title of Director of Finance. Mr. Repp’s previous role with the Partnership was as a Portfolio Manager supporting the growth of the private equity timber fund business. Mr. Repp is a CFA® charterholder. Between now and August 11, Mr. Lamb will assist with the transition of Mr. Repp into his new role. Sean M. Tallarico will continue as principal accounting officer for the Partnership in his role as Controller.
About Pope Resources
Pope Resources, a publicly traded limited partnership, and its subsidiaries Olympic Resource Management and Olympic Property Group, own or manage more than 210,000 acres of timberland and development property in Washington, Oregon, and California. These acres include three private equity timber funds that we manage, co-invest in, and consolidate in our financial statements and from which we earn management fees. The funds provide an efficient means of investing our own capital in Pacific Northwest timberland and earning fee revenue from managing the funds for third-party investors. The Partnership and its predecessor companies have owned and managed timberlands and development properties for more than 160 years. Additional information about the Partnership can be found at www.poperesources.com. The contents of our website are not incorporated into this release or into any of our other filings with the Securities and Exchange Commission.

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